UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 8, 2007

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2007, MMA Financial, Inc., a wholly owned subsidiary of the registrant, and David Kay executed an employment agreement effective as of November 21, 2007 pursuant to which Mr. Kay has been engaged as Chief Financial Officer. The employment agreement has a term ending on March 31, 2010 and provides for an initial base compensation of $425,000 with scheduled 5% annual increases on each January 1st during the term of the agreement, beginning January 1, 2009. The agreement provides for an annual incentive compensation award of up to 300% of the then effective base compensation under the agreement.

In connection with the execution of his employment agreement, Mr. Kay was granted an incentive award of 13,761 deferred common shares and $300,000 deferred cash. One-third of the common shares comprising the deferred share award vested upon entry into the employment agreement described above. The remaining two-thirds of the deferred shares will vest in two equal installments on February 28, 2009 and February 28, 2010. One-third of the deferred cash vested upon entry into the employment agreement described above. The remaining two-thirds of the deferred cash will vest in two equal installments on February 28, 2009 and February 28, 2010. In addition, the deferred shares will vest immediately upon a change of control. The deferred shares and deferred cash will also vest if Mr. Kay's employment is terminated without cause or for disability, good reason or death.

The employment agreement also contains a 10-K completion bonus and a change of control bonus. Under the 10-K completion bonus, Mr. Kay will receive an amount in cash or equity or equity based awards equal to 2.66 times his base compensation then in effect upon the filing of the registrant's 2006 Form 10-K and 1.34 times his base compensation then in effect upon the filing of the registrant's 2007 Form 10-K. These bonuses will not be payable to Mr. Kay if the filings occur after a change of control has occurred. In the event of a change of control of the registrant, Mr. Kay will receive a bonus equal to eight times his base compensation then in effect. One half of such amount will be payable upon the change of control, and one-half will be paid on March 31, 2010. However, if Mr. Kay ceases to be employed by the registrant or a successor entity following a change of control, the second installment of the change of control bonus will be paid immediately, unless Mr. Kay terminates his employment without good reason, in which event he will receive only a pro-rata portion of the second installment based on the duration of his employment since the change of control. Without regard to the foregoing, Mr. Kay will receive the full change of control bonus if he is terminated without cause within three months preceding the execution and delivery of a letter of intent that results in a change of control. Any change in control bonus will be reduced by the amount of any 10-K completion bonus previously received.

The employment agreement also contains the following terms and conditions:

• We may terminate the agreement for cause, which includes Mr. Kay’s intentional misconduct, conviction of a serious crime, breach of certain non-competition restrictions or breach of the duty of loyalty. "Cause" also includes certain violations of the law and certain failures by Mr. Kay to perform services reasonably requested of him. If we terminate the agreement for cause or Mr. Kay terminates the agreement for other than good reason (defined below), he will receive his base compensation up through the date of termination but no portion of any incentive compensation for the fiscal year.

• If we terminate the agreement without cause, Mr. Kay is entitled to receive his base compensation through the date of termination, a proportionate share of the incentive compensation that he would have earned for that year and a cash severance payment equal to two times his then current base compensation, but no such severance payment will be made if Mr. Kay has received a change of control bonus as described above.

• If Mr. Kay is terminated as a result of a disability, he is entitled to receive his base compensation through the date of termination, a proportionate share of the incentive compensation that he would have earned for that year and a cash severance payment equal to the greater of (1) his then current base compensation or (2) the base compensation that he would have received between the termination date and the expiration of the agreement.

• If Mr. Kay terminates the agreement for good reason (e.g., reduction of compensation or diminution of duties), he is entitled to receive his base compensation through the date of termination, a proportionate share of the incentive compensation that he would have earned for that year and a cash severance payment equal to two times his then current base compensation, but no such severance payment will be made if Mr. Kay has received a change of control bonus as described above.

• Upon termination of the agreement by us without cause, by Mr. Kay for good reason or upon his death or disability, any outstanding deferred cash and equity awards will become fully vested.

• The agreement provides for a death benefit equal to two years’ base compensation in the event of Mr. Kay's death.

• For a twelve-month period following termination of his employment, Mr. Kay has agreed not to compete with the company, and for a two year period following the termination of his employment, Mr. Kay has agreed not to divulge confidential company information, solicit company employees or customers or disparage the company.

• The agreement requires us to indemnify the Mr. Kay from any and all liability for acts or omissions performed in the course of his employment, provided that such acts or omissions do not constitute (a) criminal conduct, (b) willful misconduct or (c) a fraud.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2007, the registrant appointed David Kay, 50, as its Chief Financial Officer. Charles M. Pinckney, the registrant’s Chief Operating Officer and interim Chief Financial Officer, will cease to serve as the registrant’s Chief Financial Officer, but will continue his duties as Chief Operating Officer. The material terms of Mr. Kay's employment agreement are set forth under Item 1.01 above.

Prior to joining the registrant, Mr. Kay served since September 2005 as Co-Leader and a Managing Director of the Financial Services practice of Navigant Consulting, Inc. (NYSE: NCI), a NYSE traded financial and accounting consulting firm which specializes in assisting companies with operational, regulatory and other challenges. From May 2002 until March 2005, Mr. Kay served as a Managing Director and Chief Financial Officer for JE Robert Companies, a global real estate fund management company. Prior to joining J.E. Roberts, Mr. Kay was a Managing Partner of Arthur Andersen LLP's Mid-Atlantic accounting, audit and risk management services. Navigant Consulting has been engaged by the registrant since June 4, 2007 as part of its ongoing effort to restate certain of its audited financial statements.

Item 7.01 Regulation FD Disclosure.

The registrant's press release announcing the management changes described above is furnished as Exhibit 99.1 to this report.

On November 8, 2007, the registrant hosted a conference call where members of management delivered prepared remarks in the form of a mid-year performance review. Attached hereto as Exhibit 99.2 is a copy of the script used by management for this conference call. There was no question and answer session associated with this conference call, but listeners were invited to submit questions, if any, to the registrant by telephone or e-mail.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Employment Agreement between David Kay and the Registrant
10.2 Deferred Compensation Agreement between David Kay and the Registrant
99.1 Press Release
99.2 Prepared Remarks for conference call held on November 8, 2007

Exhibits 99.1 and 99.2 are being furnished, not filed, with this Current Report on For 8-K. Accordingly, Exhibits 99.1 and 99.2 will not be incorporated by reference into any other filings made by the registrant with the SEC, unless specifically identified therein as being incorporated therein by reference.

Safe Harbor Statement

Statements contained in the exhibits to this report that state the registrant's or its management's expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. It is important to note that the registrant's actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

November 8, 2007	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between David Kay and the Registrant
10.2	Deferred Compensation Agreement between David Kay and the Registrant
99.2	Press Release
99.2	Prepared Remarks for conference call held November 8, 2007